Exhibit 35.d

                                              [KeyBank Real Estate Capital Logo]

                                                     911 Main Street, Suite 1500
                                                           Kansas City, MO 64105
                                                               Tel: 816-221-8800
                                                               Fax: 816-221-8051
                                                         Toll Free: 888-979-1200

March 1, 2008

Statement of Compliance
For Period ending December 31, 2007


Re: Transactions per Attachment A

I, Clark Rogers, in my capacity as Senior Vice President of KeyCorp Real Estate Capital Markets, Inc. (KRECM), do hereby state that:

      o A review of the Primary Servicing and Master Servicing activities of KRECM during the above stated period and of its performance, under the Agreement(s), has been made under my supervision and,

      o To the best of my knowledge, based on such review, KRECM has fulfilled all of its obligations under the Agreement in all material respects throughout the reporting period.


By:                                                         Date:

/s/ Clark Rogers                                            March 1, 2008
---------------------------------
Clark Rogers
Senior Vice President


Classification: KeyCorp Public

KeyCorp Real Estate Capital Markets, Inc.
For the period of January 1 through December 31, 2007
Attachment A to Officer's Certificate (1123)

Commercial Mortgage Pass-Through Certificates, as Master Servicer

      1. Citigroup Commercial Mortgage Securities, Inc., Citigroup Commercial Mortgage Trust, Series 2007-FL3, dated 05/9/2007

      2. Credit Suisse First Boston Mortgage Series Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1, dated 03/01/2006

      3. Credit Suisse First Boston Mortgage Series Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C4, dated 09/01/2006

      4. Credit Suisse First Boston Mortgage Series Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5, dated 12/01/2006

      5. Credit Suisse First Boston Mortgage Series Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-OMA, dated 02/10/2006

      6. Credit Suisse First Boston Mortgage Series Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-TFL1, dated 04/09/2006

      7. Credit Suisse First Boston Mortgage Series Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-TFL2, dated 11/09/2006

      8. Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-TFL1, dated 03/09/2007

      9. Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-TFL2, dated 07/09/2007

      10. Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4, dated 09/01/2007

      11. Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C2, dated 05/01/2007

      12. Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C3, dated 06/01/2007

      13. Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5, dated 11/01/2007

      14. Deutsche Mortgage & Asset Receiving Corporation, Commercial Mortgage Pass-Through Certificates, Series COMM 2007-C9, dated 08/01/2007

      15. GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1, dated 05/01/2007

      16. Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-GG11, dated 02/12/2007

      17.   Hartford Mezzanine Investors I-CRE CDO 2007-1, Ltd., dated
            08/08/2007

      18.   Highland Park CDO I, Ltd., dated 12/20/2006

      19. J. P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC20, dated 08/03/2007

      20. Key ABS LLC, Key Commercial Mortgage Pass-Through Certificates, Series 2007-SL1, dated 04/01/2007

      21. Merrill Lynch Mortgage Investors, Inc., ML-CFC Commercial Mortgage Trust Pass-Through Certificates, Series 2007-8, dated 08/01/2007


Classification: KeyCorp Public                                       Page 1 of 3

KeyCorp Real Estate Capital Markets, Inc.
For the period of January 1 through December 31, 2007
Attachment A to Officer's Certificate (1123)

Commercial Mortgage Pass-Through Certificates, as Master Servicer

      22. Merrill Lynch Mortgage Investors, Inc., ML-CFC Commercial Mortgage Trust Pass-Through Certificates, Series 2007-9, dated 08/01/2007

      23. Merrill Lynch Mortgage Investors, Inc., ML-CFC Commercial Mortgage Pass-Through Certificates, Series 2006-2, dated 06/01/2006

      24. Merrill Lynch Mortgage Investors, Inc., Merrill Lynch Floating Trust Pass-Through Certificates, Series 2006-1, dated 11/01/2006

      25. Merrill Lynch Mortgage Investors, Inc., Merrill Lynch Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2007-C1, dated 08/01/2007

      26. Merrill Lynch Mortgage Investors, Inc., ML-CFC Commercial Mortgage Pass-Through Certificates, Series 2007-5, dated 03/01/2007

      27. Structured Asset Securities Corporation II, Lehman Brothers Floating Rate Commercial Mortgage Trust Pass through Certificates, Series 2007-LLF C5, dated 08/09/2007

      28. Structured Asset Securities Corporation II, LBUBS Commercial Mortgage Trust 2007-C2, dated 04/11/2007

      29. Wachovia Commercial Mortgage Securities, Inc. Wachovia Bank Commercial Mortgage pass-Through Certificates, Series 2007-C30, dated 03/01/2007


Classification: KeyCorp Public                                       Page 2 of 3

Commercial Mortgage Pass-Through Certificates, as Primary Servicer

      1. Banc of America Large Loan, Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-BMB1, dated 08/01/2007

      2. Bank of America Commercial Mortgage, Inc, Commercial Mortgage Pass-Through Certificates, Series 2006-1, dated 03/01/2006

      3. Deutsche Mortgage & Asset Receiving Corporation, Commercial Mortgage Pass-Through Certificates, Series CD 2007-CD5, dated 11/01/2007

      4. Deutsche Mortgage & Asset Receiving Corporation, Commercial Mortgage Pass-Through Certificates, Series COMM 2007-FL14, dated 05/17/2007

      5. Merrill Lynch Mortgage Investors, Inc., ML-CFC Commercial Mortgage Trust Pass-Through Certificates, Series 2007-6, dated 04/01/2007

      6. Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ16, dated 06/22/2007

      7. Structured Asset Securities Corporation II, LBUBS Commercial Mortgage Trust 2006-C7, dated 11/13/2006

      8. Structured Asset Securities Corporation II, LB-UBS Commercial Mortgage Trust Pass through Certificates, Series 2007-C6, dated 08/13/2007

      9. Structured Asset Securities Corporation II, LB-UBS Commercial Mortgage Trust Pass through Certificates, Series 2007-C7, dated 11/12/2007


Classification: KeyCorp Public                                       Page 3 of 3